Exhibit 23

Consent of Ernst & Young LLP, Independent Auditors

We consent to incorporation by reference in the Registration Statement (Form S-8 No. 33-04711) pertaining to the Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan of our report dated March 16, 2004, with respect to the financial statements and schedule of The Lincoln National Life Insurance Company Agents’ Savings and Profit-Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 26, 2004